SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 19, 2004

Date of Report

(Date of earliest event reported)

Open Text Corporation

(Exact Name of Registrant as Specified in Charter)

Ontario	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Columbia Street West, Waterloo,

Ontario, Canada N2L 5Z5

(Address of principal executive offices) (Zip Code)

(519) 888-7111

Registrant’s telephone number, including area code

Item 2. Acquisition or Disposition of Assets

On February 19, 2004, Open Text Corporation closed the Tender Offer, pursuant to which, 2016091 Ontario, a wholly owned subsidiary of Open Text Corporation, acquired a total of 19,157,428 IXOS shares or approximately 88% of the ordinary share capital and voting rights of IXOS, including shares acquired in the open market. Of these IXOS shares, 17,792,529 shares (approximately 93% of the tendered shares) have been tendered for the Alternative Consideration of Open Text shares and warrants, with the balance, including shares purchased on the open market, tendered for approximately $15 million in cash. The Alternative Consideration for each IXOS share consists of 0.5220 of an Open Text common share and 0.1484 of a warrant. Each whole warrant is exercisable to purchase one Open Text common share for up to one year after the closing date of the Tender Offer at a strike price of US$20.75 per share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following financial statements, pro forma financial information and exhibits are filed as part of this Report on Form 8-K, where indicated:

(a)	Financial Statements of Businesses Acquired. None. The required financial statements will be filed not later than 75 days from the date of the event reported herein.

(b)	Pro Forma Financial Information. None. The required financial statements will be filed not later than 75 days from the date of the event reported herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2004	OPEN TEXT CORPORATION

	By:	/s/ P. Thomas Jenkins
P. Thomas Jenkins
Chief Executive Officer

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